2nd Quarter 2021 Earnings Supplemental Slides August 3, 2021

2nd Quarter 2021 Earnings – August 3, 20212 This presentation is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This presentation contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this presentation regarding our expectations with respect to our 2021 financial performance and our modeling assumptions, as well as other statements related to the Company’s expectations regarding the performance of its business and improvement of operational performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward- looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the company’s actual results to differ materially from its current estimates. These filings are available at www.owens- minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. Owens & Minor uses its web site, www.owens-minor.com, as a channel of distribution for material Company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under the Investor Relations section. Safe Harbor

3 2nd Quarter 2021 Earnings – August 3, 2021 2021 Modeling Assumptions Modeling Assumptions* Full Year 2021 Revenue $9.6 - $9.9 billion Glove Cost Pass-Through Revenue Impact $675 - $725 million Gross Margin 15.6% - 15.9% Interest Expense $45 - $50 million Capital Expenditures $80 - $90 million Adjusted Effective Tax Rate ~25% Diluted Weighted Average Shares Outstanding 75.5 million Commodity & Transportation Prices Unfavorable Trend * Modeling parameters are assumptions used for adjusted EPS guidance for 2021, and the Company undertakes no obligation to update such assumptions/modeling parameters subsequent to the date of this presentation (August 3, 2021).